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                                                                   EXHIBIT 99.12

                                                              [Preliminary Copy]


                FIRST FINANCIAL CORPORATION OF WESTERN MARYLAND
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Cheston H. Browning, III, L. Fred Dean, Morton
W. Peskin, Jr. and R. Thomas Thayer, Jr., or any of them, as proxies, with full power of substitution, to vote all shares of Common Stock of First Financial Corporation of Western Maryland ("FFWM") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held May 8, 1997 and at any adjournments thereof, as follows:

    The Board of Directors recommends that shareholders vote "FOR" Item 1.

1. Approval of the Agreement and Plan of
   Merger dated as of November 26, 1996
   between FFWM and Keystone Financial,
   Inc., which provide for the merger of
   FFWM into Keystone and the conversion
   of each outstanding share of FFWM Common
   Stock into either 1.29 shares of
   Keystone Common Stock or an equivalent
   amount of cash, as described in the
   Joint Proxy Statement/Prospectus..........  FOR [_]  AGAINST [_]  ABSTAIN [_]

2. To vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournments thereof.

                                  (continued)
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This proxy, when properly executed, will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR Item 1.

EACH SHAREHOLDER SHOULD ALSO READ, COMPLETE AND RETURN THE ENCLOSED FORM OF ELECTION, REGARDLESS OF WHETHER THE SHAREHOLDER VOTES "FOR" OR "AGAINST" THE PROPOSED MERGER.


                                       Dated:_____________________________, 1997


                                       _________________________________________
                                                        Signature

                                       _________________________________________
                                                        Signature

                                       Please sign exactly as name appears
                                       hereon. For joint accounts, each joint
                                       owner should sign. When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title as such. If a corporation,
                                       please sign the full corporate name by
                                       President or other authorized officer,
                                       giving your full title as such. If a
                                       partnership, please sign in the
                                       partnership name by authorized person,
                                       giving your full title as such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.